Exhibit 99.1

Contact:	Will Davis SVP of Marketing and Investor Relations Chief of Staff Phone: 917-519-6994 Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Third Quarter 2016 Results

On a YoY Basis, Overall Revenue up Nearly 2%,

Data Revenue up Nearly 10%, FTTC up 23% and Enterprise up over 17%

Third Quarter 2016 Highlights:

•	Year-over-year growth in consolidated revenues, operating income and Adjusted EBITDA

•	$51.8 million total revenue, up nearly 2%

•	$9.2 million in operating income, up nearly 7%, and net income down to $1 million, or $0.04 per diluted share

•	$24.3 million Adjusted EBITDA, up nearly 9%

•	Total 3Q16 Data revenue of $31.4 million, up nearly 10% year-over-year

•	Continue to expect Data revenue growth of 8-10% in 2016

•	Total combined Fiber to the Cell (“FTTC”) and Enterprise revenue in 3Q16 of nearly $22.9 million, up nearly 20% year-over-year

•	Combined FTTC/Enterprise constituted nearly 73% of total Data revenue versus 67% in the prior year, of which 95% was tied to Ethernet and other advanced fiber technologies

•	Began Physical Separation of the Network; Hired UBS Investment Bank to seek Strategic Alternatives for the regulated assets

•	Network separation analysis completed; continue to expect creation of pure-play fiber entity during 2017

•	Physical Separation of the Network began in 3Q16

•	UBS Investment Bank hired to explore strategic alternatives for the Company’s regulated business

•	Announces Entry into Agreement to Acquire Clarity Communications Group

•	Disciplined M&A approach sourced first Lumos inorganic activity helpful to reaching sufficient data EBITDA to execute our pure-play strategy in 2017

•	Accretive day one on an Adjusted EBITDA basis

•	Provides immediate new sales channel into the government market, including military facilities and e-rate

•	730 mile fiber network gives Lumos foothold in the North Carolina government, Carrier and Enterprise market

•	Strong Fiber Metric Growth

•	Reached 1,297 unique FTTC sites, up 26% year-over-year; and 1,642 total FTTC connections, up 20% year-over-year

•	Added 62 lit Enterprise buildings in 3Q16 to reach 1,984, up 21% year-over-year

•	Enterprise revenue per lit building rose sequentially for the second straight quarter

•	Completed 219 fiber route miles in 3Q16 with an average strand count of 179

•	Average fiber strand count of 52 across Lumos footprint, up 15% year over year

•	Richmond and Norfolk Expansion Market Update

•	Continued to see strong Enterprise demand in the recently launched metro markets of Richmond and Norfolk

•	Network Underpinned by 257 unique FTTC site contract has average metro fiber density of 175 strands

•	Network expansion increases Total Enterprise Addressable Market by an estimated $221 million in annual revenue, or 67%

•	Annual financial guidance maintained at $206 to $210 million for revenue, $93 to $96 million for Adjusted EBITDA and $85 to $95 million for capital expenditures

WAYNESBORO, VA – November 9, 2016 – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a leading fiber-based service provider in the Mid-Atlantic region, today announced its third quarter of 2016 results. Total revenue in the third quarter of 2016 was $51.8 million, an increase of nearly 2% from the prior year period. The Company generated operating income of $9.2 million for the three months ended September 30, 2016, up nearly 7% year-over-year. Net Income attributable to Lumos Networks Corp. was $1.0 million, or $0.04 per diluted share, for the third quarter of 2016, down from $1.3 million in the prior year period. Total Adjusted EBITDA was nearly $24.3 million, up nearly 9% from the prior year period.

“Lumos Networks executed well in three focus areas in the third quarter,” said Timothy G. Biltz, President and CEO of Lumos Networks. “First, we demonstrated strong operational performance in the quarter with 10% data revenue growth and total Adjusted EBITDA growth of nearly 9%. Our Enterprise data revenue growth accelerated from over 14% in the second quarter to over 17% in the third quarter, which we view to be a clear industry leading result.”

“Our combined FTTC and Enterprise businesses, which are approximately 95% tied to Ethernet and other advanced fiber products, grew nearly 20% year-over-year in the third quarter,” Mr. Biltz continued. “Adjusted EBITDA within our data business reached nearly $14.6 million in the quarter, up over 19% versus the year ago period.”

Mr. Biltz continued, “Given our continued solid execution year to date and the continued expected strong demand from our Carrier and Enterprise customers, we reiterate our 2016 annual guidance for revenue of $206 to $210 million and Adjusted EBITDA of $93 to $96 million.”

“Secondly, we completed our network separation analysis. Not only did we ascertain the feasibility of the separation of our regulated assets, we began physical separation of the network during the third quarter. We have hired UBS Investment Bank to pursue strategic alternatives for our regulated legacy assets and that process is well underway.”

“Lastly, we entered into an agreement to acquire Clarity Communications, a fiber bandwidth provider with a 730 fiber route mile network throughout the Southeast,” said Mr. Biltz. “We expect that all of the key sales personnel from Clarity will remain to form the core nucleus for our new North Carolina operations, which brings a significant level of expertise to our new government sales channel. We also expect to immediately begin cross-selling these new capabilities across our 9,200 Mid-Atlantic fiber route mile footprint.”

Business Outlook

For the full year 2016, the Company reiterates its financial guidance for revenue of $206 to $210 million, Adjusted EBITDA of $93 to $96 million and capital expenditures of $85 to $95 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations. These statements are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, Chief Executive Officer, Johan Broekhuysen, Chief Financial Officer, and Will Davis, SVP of Marketing and Investor Relations, Chief of Staff to discuss today’s announcement and to review these financial and operational results and financial guidance will be held at 10:00 A.M. (ET) on November 9, 2016.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Third Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through November 24, 2016 and may be accessed with the following numbers:

Domestic: 1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10095208

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a leading fiber-based service provider in the Mid-Atlantic region serving Carrier, Enterprise and Data Center customers, offering end-to-end connectivity in 24 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 9,204 fiber route miles and 475,507 total fiber strand miles, Lumos Networks connects 1,297 unique Fiber to the Cell sites, 1,642 total FTTC connections, 36 data centers, including 7 company owned co-location facilities, 1,984 on-net buildings and approximately 3,300 total on-net locations. In 2015, Lumos Networks generated over $114 million in Data revenue over our fiber network. Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Contribution Margin is net income or loss attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, employee separation charges, restructuring charges, gain or loss on interest rate swap derivatives, corporate general and administrative expenses, including equity-based compensation, acquisition and separation related charges and amortization of actuarial gains or losses, and indirect operating expenses. Contribution Margin ratio is calculated as the ratio of Contribution Margin, as defined, to operating revenues.

Adjusted EBITDA is net income attributable to Lumos Networks Corp. before interest, income taxes, depreciation and amortization and accretion of asset retirement obligations, net income attributable to noncontrolling interests, other (income) expenses, net, equity-based compensation, amortization of actuarial losses, employee separation charges, restructuring charges, acquisition and separation related charges and gain (loss) on interest rate swap derivatives. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Contribution Margin, Contribution Margin Ratio, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial performance measures. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: our ability to complete the Clarity acquisition on a timely basis and the impact of the acquisition on our operations; rapid development and intense competition with resulting pricing pressure in the telecommunications and high speed data transport industry; our ability to grow our data business on an organic or inorganic basis in order to offset expected revenue declines in legacy voice and access products; our ability to obtain new carrier contracts or expand services under existing carrier contracts at competitive pricing levels to offset churn and achieve revenue growth from our carrier businesses; our ability to separate our legacy business on a timely basis; our ability to effectively allocate capital and timely implement network expansion plans necessary to accommodate organic growth initiatives; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility and our unsecured debt obligations; our cash and capital requirements; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Statements of Cash Flows

•	Summary of Operating Results, Customer and Network Statistics

•	Reconciliation of Non-GAAP Financial Measures to GAAP Results

•	Business Outlook

Lumos Networks Corp.

Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$33,176	$13,267
Marketable securities	38,790	88,811
Accounts receivable, net	24,306	20,796
Other receivables	1,606	852
Income tax receivable	447	568
Prepaid expenses and other	5,614	7,215

Total Current Assets	103,939	131,509

Securities and investments	1,501	1,180

Property, plant and equipment, net	532,055	498,944

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	9,147	11,078
Deferred charges and other assets	6,765	2,364

Total Other Assets	116,209	113,739

Total Assets	$753,704	$745,372

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$12,303	$10,400
Accounts payable	9,292	14,182
Advance billings and customer deposits	14,231	13,849
Accrued compensation	1,602	1,191
Accrued operating taxes	5,143	3,907
Other accrued liabilities	4,642	4,974

Total Current Liabilities	47,213	48,503

Long-Term Liabilities
Long-term debt, net of unamortized discount and debt issuance costs, excluding current portion	457,095	456,300
Retirement benefits	16,357	17,029
Deferred income taxes, net	91,129	89,193
Other long-term liabilities	2,104	2,016

Total Long-term Liabilities	566,685	564,538

Stockholders’ Equity	138,962	131,392

Noncontrolling Interests	844	939

Total Equity	139,806	132,331

Total Liabilities and Equity	$753,704	$745,372

Lumos Networks Corp.

Condensed Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
(In thousands, except per share amounts)	2016	2015	2016	2015

Operating Revenues	$51,771	$50,969	$155,013	$152,417

Operating Expenses
Cost of revenue, exclusive of depreciation and amortization	9,657	10,546	29,948	31,682
Selling, general and administrative, exclusive of depreciation and amortization[1]	20,505	19,940	64,056	58,531
Depreciation and amortization	12,739	11,803	37,028	35,112
Accretion of asset retirement obligations	23	33	91	105
Restructuring charges[2]	(384)	—	1,823	637

Total Operating Expenses	42,540	42,322	132,946	126,067

Operating Income	9,231	8,647	22,067	26,350

Other Income (Expenses)
Interest expense	(7,164)	(5,817)	(21,165)	(13,022)
Gain on interest rate swap derivatives	—	198	—	445
Other income (expenses), net	48	58	320	(89)

Income Before Income Tax Expense	2,115	3,086	1,222	13,684

Income Tax Expense	1,046	1,774	1,712	6,221

Net Income (Loss)	1,069	1,312	(490)	7,463

Net Income Attributable to Noncontrolling Interests	(46)	(33)	(137)	(111)

Net Income (Loss) Attributable to Lumos Networks Corp.	$1,023	$1,279	$(627)	$7,352

Basic and Diluted Earnings (Loss) per Common Share Attributable to Lumos Networks Corp. Stockholders:

Basic and diluted earnings (loss) per share	$0.04	$0.06	$(0.03)	$0.32

[1]	Includes equity-based compensation expense related to all of the Company’s share-based awards, annual employee bonuses paid in the form of immediately vested shares and the Company’s 401(k) matching contributions of $1.7 million and $1.5 million for the three months ended September 30, 2016 and 2015, respectively, and $8.5 million and $4.2 million for the nine months ended September 30, 2016 and 2015, respectively. Also includes $0.7 million of acquisition and separation related costs for the three and nine months ended September 30, 2016.
[2]	In January 2016, the Company commenced an employee reduction-in-force. Restructuring costs, consisting of employee severance and termination benefits, of $1.8 million were recognized during the nine months ended September 30, 2016. This amount is net of an adjustment of $0.4 million recorded in the three months ended September 30, 2016 to reduce previously accrued amounts for changes in estimated severance obligations.

Lumos Networks Corp.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(In thousands)	2016	2015
Cash Flows from Operating Activities:
Net (Loss) Income	$(490)	$7,463
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	35,097	31,035
Amortization	1,931	4,077
Accretion of asset retirement obligations	91	105
Deferred income taxes	1,374	5,802
Gain on interest rate swap derivatives	—	(445)
Equity-based compensation expense	8,477	4,236
Amortization of debt issuance costs	3,345	1,648
Retirement benefits, net of cash contributions and distributions	340	(171)
Other	649	206
Changes in operating assets and liabilities, net	(5,027)	(1,951)

Net Cash Provided by Operating Activities	45,787	52,005

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(65,280)	(80,118)
Broadband network expansion funded by stimulus grant	—	(2,578)
Purchases of available-for-sale marketable securities	(57,142)	(74,088)
Proceeds from sale or maturity of available-for-sale marketable securities	107,075	29,903
Change in restricted cash	—	3,838
Cash reimbursement received from broadband stimulus grant	—	3,838

Net Cash Used in Investing Activities	(15,347)	(119,205)

Cash Flows from Financing Activities:
Proceeds from issuance of senior secured term loan	—	28,000
Proceeds from issuance of unsecured notes, net of debt discount	—	148,500
Payment of financing costs	—	(8,192)
Principal payments on senior secured term loans	(6,024)	(45,953)
Cash dividends paid on common stock	—	(3,152)
Principal payments under capital lease obligations	(2,551)	(2,378)
Capital distribution to noncontrolling interests	(232)	—
Proceeds from stock option exercises and employee stock purchase plan	630	293
Repurchases of common stock to settle tax withholding obligations on employee stock awards	(2,354)	(295)
Other	—	28

Net Cash (Used in) Provided by Financing Activities	(10,531)	116,851

Increase in cash and cash equivalents	19,909	49,651
Cash and cash equivalents:
Beginning of Period	13,267	14,140

End of Period	$33,176	$63,791

Lumos Networks Corp.

Operating Results, Customer and Network Statistics

(Dollars in thousands)	Three months ended:					Nine months ended:
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	September 30, 2016	September 30, 2015
Revenue, Gross Margin, Contribution Margin and Adjusted EBITDA
Revenue
Enterprise Data	$13,549	$12,878	$12,001	$11,935	$11,560	$38,428	$33,885
Transport	8,499	8,902	9,099	10,005	9,507	26,500	30,016
FTTC	9,325	9,176	8,529	7,892	7,556	27,030	20,578

Total Data	31,373	30,956	29,629	29,832	28,623	91,958	84,479
Residential and Small Business	15,863	16,149	15,828	16,379	16,560	47,840	50,835
RLEC Access	4,535	5,343	5,337	5,641	5,786	15,215	17,103

Total Revenue	$51,771	$52,448	$50,794	$51,852	$50,969	$155,013	$152,417

Gross Margin[1]
Data	85.5%	85.3%	84.6%	84.2%	83.7%	85.1%	84.7%
Residential and Small Business	67.7%	65.8%	64.3%	64.5%	64.4%	66.0%	63.2%

Contribution Margin[2]
Data	$24,822	$24,477	$23,390	$24,164	$22,500	$72,689	$67,073
Residential and Small Business	9,516	9,394	9,142	9,584	9,343	28,052	28,575
RLEC Access	4,360	5,171	5,192	5,486	5,609	14,723	16,592

Total Contribution Margin	$38,698	$39,042	$37,724	$39,234	$37,452	$115,464	$112,240

Contribution Margin Ratio[2]
Data	79.1%	79.1%	78.9%	81.0%	78.6%	79.0%	79.4%
Residential and Small Business	60.0%	58.2%	57.8%	58.5%	56.4%	58.6%	56.2%
RLEC Access	96.1%	96.8%	97.3%	97.3%	96.9%	96.8%	97.0%
Total Contribution Margin Ratio	74.7%	74.4%	74.3%	75.7%	73.5%	74.5%	73.6%

Adjusted EBITDA[2]
Data	$14,567	$13,826	$13,314	$14,303	$12,215	$41,707	$36,679
Residential and Small Business	5,723	5,339	5,149	5,341	5,020	16,211	15,822
RLEC Access	3,970	4,611	4,652	4,907	5,039	13,233	14,951

Total Adjusted EBITDA	$24,260	$23,776	$23,115	$24,551	$22,274	$71,151	$67,452

Adjusted EBITDA Margin[2]
Data	46.4%	44.7%	44.9%	47.9%	42.7%	45.4%	43.4%
Residential and Small Business	36.1%	33.1%	32.5%	32.6%	30.3%	33.9%	31.1%
RLEC Access	87.5%	86.3%	87.2%	87.0%	87.1%	87.0%	87.4%
Total Adjusted EBITDA Margin	46.9%	45.3%	45.5%	47.3%	43.7%	45.9%	44.3%

Capital Expenditures	$20,089	$23,185	$22,006	$35,557	$24,769	$65,280	$80,118
Adjusted EBITDA less Capital Expenditures	$4,171	$591	$1,109	$(11,006)	$(2,495)	$5,871	$(12,666)

Lumos Networks Corp.

Operating Results, Customer and Network Statistics (continued)

	Three months ended:
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Fiber Network Statistics
Fiber Route-Miles	9,204	8,985	8,734	8,607	8,408
Fiber Miles[3]	475,507	436,451	401,109	384,094	378,581
Fiber Markets	24	24	24	24	24
FTTC Unique Towers	1,297	1,295	1,252	1,099	1,030
FTTC Total Connections	1,642	1,636	1,592	1,440	1,363
On-Network Buildings	1,984	1,922	1,812	1,732	1,642
Data Centers[4]	36	36	36	34	33
Mobile Switching Centers	14	14	14	14	14

R&SB Statistics
Competitive Voice Connections	67,569	69,728	71,547	73,705	76,380
Video Subscribers	5,841	5,817	5,840	5,904	5,760
Fiber-to-the-Premise Broadband Connections[5]	8,307	7,982	7,849	7,649	7,300
Premises Passed by Fiber[6]	19,591	19,453	19,495	19,421	19,186

RLEC Access Lines	24,299	24,814	25,079	25,516	25,902

[1]	The Company had previously reported gross margin percentages that were calculated as the ratio of gross profit (total revenue less network access charges) to total revenue. Beginning in Q1 2016, the Company began reporting cost of revenue, which includes network access charges and certain other facilities rental costs and adjusted its measurement of gross margin to include these costs. Historical periods have been revised to be consistent with the current period presentation.
[2]	Contribution Margin, Contribution Margin Ratio, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. See definitions on page 3 of this earnings release.
[3]	Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 52 fibers per route as of September 30, 2016).
[4]	Data centers reported include both commercial and private data centers and Company-owned facilities offering commercial data center services.
[5]	During the first quarter of 2016, the Company revised its fiber-to-the-premise broadband connections as a result of enhanced system reporting capabilities. Historical fiber-to-the-premise broadband connections for prior quarters have been revised to reflect the updated information.
[6]	Includes residential and small business locations passed by fiber and available for service. Approximately 93% of the premises passed by fiber and available for service as of September 30, 2016 were residential.

Note: Certain prior period Adjusted EBITDA amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.

Reconciliation of Net Income (Loss) Attributable to Lumos Networks Corp. to Contribution Margin

(Dollars in thousands)	2016	2015

For The Three Months Ended September 30,
Net Income Attributable to Lumos Networks Corp.	$1,023	$1,279
Net Income Attributable to Noncontrolling Interests	46	33

Net Income	1,069	1,312
Income tax expense	1,046	1,774
Interest expense	7,164	5,817
Gain on interest rate swap derivatives	—	(198)
Other income, net	(48)	(58)

Operating Income	9,231	8,647
Depreciation and amortization and accretion of asset retirement obligations	12,762	11,836
Restructuring charges	(384)	—
Indirect operating costs	9,121	9,250
Corporate general and administrative costs, including equity-based compensation and acquisition and separation related charges	7,968	7,719

Contribution Margin	$38,698	$37,452

Contribution Margin Ratio	74.7%	73.5%

For The Nine Months Ended September 30,
Net (Loss) Income Attributable to Lumos Networks Corp.	$(627)	$7,352
Net Income Attributable to Noncontrolling Interests	137	111

Net (Loss) Income	(490)	7,463
Income tax expense	1,712	6,221
Interest expense	21,165	13,022
Gain on interest rate swap derivatives	—	(445)
Other (income) expenses, net	(320)	89

Operating Income	22,067	26,350
Depreciation and amortization and accretion of asset retirement obligations	37,119	35,217
Restructuring charges	1,823	637
Indirect operating costs	26,657	27,109
Corporate general and administrative costs, including equity-based compensation and acquisition and separation related charges	27,798	22,927

Contribution Margin	$115,464	$112,240

Contribution Margin Ratio	74.5%	73.6%

Reconciliation of Net Income (Loss) Attributable to Lumos Networks Corp. to Adjusted EBITDA

(Dollars in thousands)	2016	2015

For The Three Months Ended September 30,
Net Income Attributable to Lumos Networks Corp.	$1,023	$1,279
Net Income Attributable to Noncontrolling Interests	46	33

Net Income	1,069	1,312
Income tax expense	1,046	1,774
Interest expense	7,164	5,817
Gain on interest rate swap derivatives	—	(198)
Other income, net	(48)	(58)

Operating Income	9,231	8,647
Depreciation and amortization and accretion of asset retirement obligations	12,762	11,836
Amortization of actuarial losses	338	337
Equity-based compensation	1,661	1,454
Restructuring charges	(384)	—
Acquisition and separation related charges	652	—

Adjusted EBITDA	$24,260	$22,274

Adjusted EBITDA Margin	46.9%	43.7%

Lumos Networks Corp.

Reconciliation of Net Income (Loss) Attributable to Lumos Networks Corp. to Adjusted EBITDA

(Dollars in thousands)	2016	2015

For The Nine Months Ended September 30,
Net (Loss) Income Attributable to Lumos Networks Corp.	$(627)	$7,352
Net Income Attributable to Noncontrolling Interests	137	111

Net (Loss) Income	(490)	7,463
Income tax expense	1,712	6,221
Interest expense	21,165	13,022
Gain on interest rate swap derivatives	—	(445)
Other (income) expenses, net	(320)	89

Operating Income	22,067	26,350
Depreciation and amortization and accretion of asset retirement obligations	37,119	35,217
Amortization of actuarial losses	1,013	1,012
Equity-based compensation	8,477	4,236
Restructuring charges	1,823	637
Acquisition and separation related charges	652	—

Adjusted EBITDA	$71,151	$67,452

Adjusted EBITDA Margin	45.9%	44.3%

Lumos Networks Corp.

Business Outlook 1 (as of November 9, 2016)

(In millions)	2016 Annual Guidance [1]

Operating Revenues	$206 to $210

Adjusted EBITDA	$93 to $96

Capital Expenditures	$85 to $95

Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net (Loss) Income	$(2) to $1
Income tax expense	approximately $2
Interest expense	approximately $28

Operating Income	$28 to $31
Depreciation and amortization	approximately $50
Equity-based compensation	approximately $11
Amortization of actuarial losses	approximately $1
Restructuring charges	approximately $2
Acquisition and separation related charges	approximately $1

Adjusted EBITDA	$93 to $96

[1]	These estimates are based on management’s current expectations. These estimates are forward-looking and actual results may differ materially. Please see “Special Note from the Company Regarding Forward-Looking Statements” in the Lumos Networks Corp. third quarter earnings release dated November 9, 2016.